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                                                                 EXHIBIT 10.25



                                  LOANDATA LLC
                               OPERATING AGREEMENT

     This Operating Agreement of Loandata LLC, a limited liability company organized pursuant to the Massachusetts Limited Liability Company Act is entered into and shall be effective as of the 22nd day of October 1997, by and between Concentra Corporation, a Delaware corporation having its principal place of business at 21 North Ave. Burlington, MA 01803 (the "Class A Member"), and Loandata.inc., a Massachusetts corporation having its principal place of business at 47 Lafayette St. Salem, MA 01970 (the "Class B Member").

     WHEREAS, the parties have agreed to organize and operate a limited liability company in accordance with the terms of, and subject to the conditions set forth in, this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the parties, intending legally to be bound, agree as follows:

                                    SECTION I
                                  DEFINED TERMS

     The following capitalized terms shall have the meanings specified in this
Section I. Other terms are defined in the text of this Agreement, and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

     "Act" means the Massachusetts Limited Liability Company Act (Chapter 156C of the Massachusetts General Laws) as amended from time to time.

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

     (i) the deficit shall be decreased by the amounts which the Member is obligated to restore pursuant to Section 4.4.2 or is deemed obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c); and

     (ii) the deficit shall be increased by the items described in Regulation
Section 1.704-1(b)(2)(ii)-(d)(4), (5), and (6).


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     "Administrative Expense" means all costs of forming the Company and operating the Company, including attorneys and accountants fees.

     "Affiliate" means, with respect to any Member, any Person: (i) which owns more than ten percent (10%) of the voting interests in the Member; or (ii) in which the Member owns more than ten percent (10%) of the voting interests; or
(iii) in which more than ten percent (10%) of the voting interests are owned by a Person who has a relationship with the Member described in clause (i) or (ii) above.

     "Agreement" means this Agreement, as amended from time to time.

     "Board of Managers" means the individuals, acting as a board, having the power and authority described in Section 5.1.

     "Call Exercise Notice" means the notice given by the Class A Member in connection with its exercise of its right to purchase the Interests of the Class B Members pursuant to Section 6.3.

     "Call Trigger Date" means the earliest of the following dates: (i) September 30, 2000, (ii) the first anniversary of the date on which the Company achieves $25,000,000 in Cumulative Revenues, or (iii) the date of termination of the Services Agreement.

     "Capital Account" means the account maintained by the Company for each Member in accordance with the following provisions:

     (i) a Member's Capital Account shall be credited with the Member's Capital Contributions, the amount of any Company liabilities assumed by the Member (or which are secured by Company property distributed to, or owned by, the Member), the Member's distributive share of Profit and any item in the nature of income or gain specially allocated to such Member pursuant to the provisions of Section IV (other than Section 4.3.3); and

     (ii) a Member's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Member, the amount of any liabilities of the Member assumed by the Company (or which are secured by property contributed by the Member to the Company), the Member's distributive share of Loss and any item in the nature of expenses or losses specially allocated to the Member pursuant to the provisions of Section IV (other than Section 4.3.3).

     If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable


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to the transferred Interest. If the book value of Company property is adjusted pursuant to Section 4.3.3, the Capital Account of each Member shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Members shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

     "Capital Contribution" means the total amount of cash and the fair market value of any other assets contributed (or deemed contributed under Regulation
Section 1.704-1(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed or to which the assets are subject.

     "Cash Flow" for any taxable year means all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and Tax Distributions and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the The Board of Managers. Cash Flow shall be increased by the reduction of any reserve previously established.

     "Change of Control of the Class A Member" shall be deemed to have occurred, if after a Person (or a group of Persons acting in concert) becomes the beneficial owner of fifty-one percent (51%) or more of the outstanding Common Stock of the Class A Member, the Chief Executive Officer on the date of this Agreement ceases to be a member of the Board of Managers of the Company and either a Director or Executive Officer of the Class A Member.

     "Class A Member" means each Person signing this Agreement as a Class A Member and any Person who subsequently is admitted as a Class A Member of the Company.

     "Class B Member" means each Person signing this Agreement as a Class B Member and any Person who subsequently is admitted as a Class B Member of the Company.

     "Class A Majority Voting Right" means the right of the members of the Board of Managers designated by the Class A Member to cast additional votes at meetings of the Board of Managers under certain circumstances described in
Section 5.1.4.4. The Class A Majority Voting Right shall be in effect for so long as the initial Class A Member has not sold or transferred more than 50% of the highest Percentage Interest at any time held by the Class A Member, or if the Percentage Interest of the Class A Member falls below 25%, then so long as the Class A Member has not sold more than 25% of its Percentage Interest after its Percentage Interest fell below 25%. A sale or transfer pursuant to the exercise of Co-Sale Rights under Section 6.2 or in connection


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with the sale of all or substantially all of the assets of the Class A Member or of any business unit which contains the Interest of the Class A Member shall not be considered a sale or transfer for purposes of determining the Class A
Majority Voting Right.

     "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

     "Company" means the limited liability company organized in accordance with this Agreement.

     "Cumulative Revenue" means the revenue of the Company as determined in accordance with generally accepted accounting principles, consistently applied, for the period from the date of this Agreement through the date as of which such Cumulative Revenue is being measured.

     "Defined Market" means consumer and business lease and loan underwriting, property and casualty insurance underwriting, extended warranties and other related automotive transaction based businesses.

     "Family Group" means a Person's spouse and lineal descendants and any trust or other fiduciary solely for the benefit of such individual and/or such individual's spouse and/or lineal descendants.

     "Intellectual Property" means patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, manufacturing processes, business plans and concepts, proprietary technology, formulae, trade secrets, data and know-how.

     "Interest" means a Member's share of the Profits and Losses of, and the right to receive distributions from, the Company.

     "LDI" means Loandata.inc., a Massachusetts corporation which is a Class B Member, together with its successors and assigns.

     "Member" means each Person signing this Agreement and any Person who subsequently is admitted as a member of the Company in accordance with this Agreement.

     "Membership Rights" means all of the rights of a Member in the Company, including a Member's: (i) Interest; (ii) right to inspect the Company's books and records; and (iii) right to participate, to the extent provided in this Agreement, the Certificate of Organization or the Act,


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in the management of and vote on matters coming before the Company.

     "Minimum Gain" has the meaning set forth in Regulation Section 1.704-2(d). Minimum Gain shall be computed separately for each Member in a manner consistent with the Regulations under Code Section 704(b).

     "Negative Capital Account" means a Capital Account with a balance of less than zero.

     "Percentage Interest" means, as to a Member, the percentage set forth after the Member's name on Exhibit A, as amended from time to time.

     "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

     "Positive Capital Account" means a Capital Account with a balance greater than zero.

     "Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company's taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments:

     (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss;

     (ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

     (iii) any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Regulation Section
1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

     (iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes;

     (v) in lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and


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        (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profit or Loss.

     "Regulations" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     "Services Agreement" means the agreement pursuant to which LDI will provide professional services to the Company.

     "Tax Distribution" means those periodic distributions made in the amounts and at the times as set forth in Section 4.1.1.

     "Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, including specifically any transfer incident to a divorce or separation, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.


                                   SECTION II
                    FORMATION AND NAME; OFFICE; PURPOSE; TERM

     2.1. ORGANIZATION. The parties hereby organize a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, will cause a Certificate of Organization in the form as set forth on Exhibit 2.1 to be prepared, executed and filed with the Secretary of The Commonwealth of Massachusetts.

     2.2. NAME OF THE COMPANY. The name of the Company shall be "Loandata LLC." The Company may do business under that name and under any other name or names upon which the Members agree. If the Company does business under a name other than that set forth in its Certificate of Organization, then the Company shall file a trade name certificate as required by law.

     2.3. PURPOSE. The Company is organized principally for the purpose of developing and marketing of consumer and business financing and insurance systems and related financial instruments, and, in addition, may engage in any other business permitted by the Act and the laws of any jurisdiction in which the Company may do business.

     2.4. TERM. The term of the Company shall begin upon the acceptance of the


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Certificate of Organization by the Secretary of The Commonwealth of
Massachusetts and shall continue in perpetuity , unless its existence is sooner terminated pursuant to Section VII of this Agreement.

     2.5. PRINCIPAL OFFICE. The principal office of the Company in The Commonwealth of Massachusetts shall be located at 47 Lafayette St., Salem, MA 01970, or at any other place within The Commonwealth of Massachusetts determined by the Board of Managers.

     2.6. RESIDENT AGENT. The name and address of the Company's resident agent in The Commonwealth of Massachusetts shall be Concentra Corporation, with an address at 21 North Ave. Burlington, MA 01803. The Resident Agent shall promptly provide all Members with copies of any notice which is received by it in its capacity as Resident Agent for the Company.

     2.7. MEMBERS. The name, present mailing address, taxpayer identification number, Class, and Percentage Interest of each Member are set forth on Exhibit
A. Additional Members may be admitted to the Company, from time to time, with the consent of the Board of Managers upon such terms and conditions as shall be determined by the Board of Managers at the time of such admission, subject to the Class A Member's rights under Sections 3.7 and 3.8. Exhibit A shall be amended from time to time to reflect the admission of new Members.


                                   SECTION III
                       MEMBERS; CAPITAL; CAPITAL ACCOUNTS

     3.1. CAPITAL CONTRIBUTIONS. The Class A Member shall contribute to the Company an aggregate amount of $850,000 in the form of $ 475,000 in cash and promissory notes issued to the Class A Member by the Class B Member in the aggregate original principal amount of $375,000 as set forth on Exhibit A-1. The Class B Member shall contribute to the Company an aggregate value of $715,378 consisting of all of the assets of the Class B Member (including, without limitation, all of the Intellectual Property of the Class B Member) as set forth on Exhibit A-2, subject to the assumption by the Company of those liabilities of the Class B Member set forth on Exhibit A-3, except that such contribution is subject to the right, on LDI's part, to obtain back from the Company the license described in Section 5.4.2, with respect to such Intellectual Property of the Company as is necessary or convenient for LDI to engage in any business activity permitted to be pursued by it pursuant to the terms set forth in Section 5.4.2 and such license shall permit LDI to grant a sublicense to any Affiliate sufficient to enable such Affiliate to conduct such business activity to the same extent that LDI itself could do so. Notwithstanding any termination of the Series A Convertible Preferred Stock Purchase Agreement dated as of March 15, 1997 between LDI and the Class A Member, in connection with the assignment by the


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Class B Member of its assets pursuant to this Section 3.1, LDI ratifies and affirms to the Class A Member and the Company the accuracy of the representations and warranties of LDI made in Article 2 of such Purchase Agreement.

     3.2. NO FURTHER REQUIRED CAPITAL CONTRIBUTIONS. No Member shall be required to contribute any additional capital to the Company, and except as set forth in the Act, no Member shall have any personal liability for any obligations of the Company. Notwithstanding the foregoing, any Member may, with the consent of the Board of Managers, make additional Capital Contributions to the Company, which additional Capital Contributions will be recorded on supplements to Exhibit A.

     3.3. NO INTEREST ON CAPITAL CONTRIBUTIONS. Members shall not be paid interest on their Capital Contributions.

     3.4. RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution.

     3.5. FORM OF RETURN OF CAPITAL. If a Member is entitled to receive a return of a Capital Contribution, the Company may distribute cash, notes, property, or a combination thereof to the Member in return of the Capital Contribution.

     3.6. CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Member.

     3.7. ADDITIONAL CAPITAL CONTRIBUTIONS BY THE CLASS A MEMBER.

          3.7.1. At any time prior to the date on which the Company has received an aggregate of $7,500,000 in Capital Contributions (other than by way of contributions in the form of property) and capital from the funding of the Vaults as contemplated in Section 3.9.1 (except prior to the End of Offer Period relating to an Offer Notice pursuant to Section 3.7.2, during the pendency of a Third Party Offer pursuant to Section 3.7.3, or prior to the End of New Offer Period relating to a New Offer Notice pursuant to Section 3.7.4, in any of which cases the rights of the Class A Member to make additional Capital Contributions under this Section 3.7 shall be governed by the provisions of Sections 3.7.2,
3.7.3 or 3.7.4, as the case may be), and subject to the proviso set forth in the last sentence of this Section 3.7.1, the Class A Member may, in its sole discretion, by written notice to the Company elect to make additional Capital Contributions to the Company on the terms set forth in this Section 3.7.1. Until the dates indicated, the Class A Member may acquire the following additional Percentage Interests in the Company pursuant to this Section 3.7.1 (or lesser Percentage Interests on a proportionate basis for lesser Capital


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Contributions) by making the additional Capital Contribution set forth opposite the respective Percentage Interests (with prior Capital Contributions from all Members after the initial Capital Contributions made as of the date of this Agreement and all capital received by the Company through the funding of the Vaults as contemplated in Section 3.9.1 treated as Capital Contributions solely for purposes of valuing the New Interest):

        $1,250,000     an additional 15.000%      February 15, 1998
        $2,250,000     an additional 11.765%      June 1, 1998
        $3,150,000     an additional  6.666%      October 15, 1998;

provided, however, that the Class A Member may not make an additional Capital Contribution pursuant to this Section 3.7.1 after the date on which the Company has received an aggregate of $4,350,000 in Capital Contributions (other than by way of contributions in the form of property) and capital from the funding of the Vaults as contemplated in Section 3.9.1 without the consent of a majority of the Board of Managers, which majority includes at least one member who is not designated by the Class A Member.

          3.7.2. At any time when the Company determines to offer to issue and sell a Membership Interest to any Person (the "New Interest"), the Company shall first deliver to the Class A Member written notice of the Company's intention to make such offer (the "Offer Notice"), which Offer Notice shall identify the Person to whom the Company intends to extend such offer (the "Offeree"), specify the amount of the Capital Contribution and all material terms associated with the New Interest, and provide any other relevant details regarding the Offeree and the terms of such offer as are available to the Company. By written notice to the Company delivered no later than three (3) business days after its receipt of the Offer Notice, the Class A Member may, in its sole discretion, elect to make additional Capital Contributions to the Company in any amount up to the amount of the Capital Contribution specified in the Offer Notice (i) on the terms set forth in the Offer Notice or (ii) on the terms set forth in the last sentence of Section 3.7.1, so long as the date of the Offer Notice is prior to the appropriate date set forth in Section 3.7.1, in either of which events the amount of the New Interest which the Company may offer to the Offeree shall be reduced by the amount of the Class A Member's committed additional Capital Contribution.

          3.7.3. If the Class A Members fails, within three business day after receipt of an Offer Notice to notify the Company of its intent to make an additional Capital Contribution pursuant to Section 3.7.2 or if the Class A Member elects to make an additional Capital Contribution in an amount less than the full amount of the New Interest, then the Company may, promptly after the earlier of such election or the expiration of the three-day period following the Offer Notice (the "End of Offer Period"), extend to the Offeree by written notice (the "Third


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Party Offer") an offer to issue and sell to such Offeree the New Interest (or such portion thereof as the Class A Member has not elected to acquire pursuant to Section 3.7.2) at the price and on the terms and conditions set forth in the Offer Notice. If, within ten (10) business days of the End of Offer Period, the Offeree and the Company have not entered into a binding agreement for the purchase by the Offeree of the New Interest at the price and on the terms set forth in the Offer Notice or if such New Interest is not actually acquired by the Offeree at such pricing and on such terms within fifteen (15) business days after the date of such agreement, then the Company may not issue and sell the New Interest or any portion thereof without first complying again with the provisions of this Section 3.7.3 or Section 3.7.2.

          3.7.4. If in response to a Third Party Offer an Offeree extends to the Company a counter-offer for the New Interest, or if the Company receives from any Person an unsolicited offer to acquire an Interest, the Company shall cause such offer or counter-offer to be placed in writing and shall promptly notify the Class A Member in writing of such offer or counter-offer (the "New Offer Notice"). The New Offer Notice shall identify the Person from whom the Company has received such offer and shall contain a copy of the written offer. By written notice to the Company delivered no later than ten (10) business days (in the case of a counter-offer at a price equal to or greater than the applicable price set forth in Section 3.7.1) or twenty (20) business days (in the case of an unsolicited offer or a counter-offer at a price less than the applicable price set forth in Section 3.7.1) after its receipt of the New Offer Notice, the Class A Member may, in its sole discretion, elect to acquire all, or a portion of, the Interest at the lower of the price specified in the New Offer Notice at the same price and on the same terms and conditions as are specified in the New Offer Notice or if prior to the dates set forth opposite the amounts in Section 3.7.1, at such terms which are then in effect pursuant to Section 3.7.1. If the Class A Member declines to exercise its rights under this Section 3.7.4 or fails to give notice of its intention to acquire the Interest in accordance with this
Section 3.7.4 prior to the expiration of such ten or twenty business day period, as the case may be ("End of New Offer Period"), then the Company may, at any time within ten (10) business days after the End of New Offer Period enter into a binding agreement to issue and sell the Interest specified in the New Offer Notice to the Person identified therein on terms and conditions no less favorable to the Company than those specified in the New Offer Notice. If, within ten (10) business days of the End of New Offer Period, the Company has not entered into a binding agreement with the Person identified in the New Offer Notice for the purchase by such Person of the Interest at the price and on the terms set forth in the New Offer Notice or if such Interest is not actually acquired by the Offeree at such pricing and on such terms within fifteen (15) business days after the date of such agreement, then the Company may not issue and sell such Interest or any portion thereof without first complying again with the provisions of this Section 3.7.4.


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     3.8. RIGHT TO MAINTAIN PERCENTAGE INTEREST.

          3.8.1. At any time when the Company accepts or proposes to accept a Capital Contribution from any Member (including a new Member being admitted to the Company pursuant to Section 3.7) (a "New Contribution") after the date on which the Company has received an aggregate of $4,350,000 in Capital Contributions (other than by way of contributions in the form of property) and capital from the funding of the Vaults as contemplated in Section 3.9.1, each Member shall, as provided in Section 3.8.2, be entitled to make additional Capital Contributions in an amount sufficient to permit such Member to retain the Percentage Interest it held immediately prior to the Company's acceptance of such New Contribution.

          3.8.2 In the event that the Company proposes to accept a New Contribution from any Person (other than the Class A Member pursuant to Section 3.7), it shall deliver to each Member written notice of its intention, describing the terms upon which it proposes to accept such New Contribution (the "Option Notice"). For a period of twenty (20) business days from the receipt of the Option Notice, each Member shall have the right, subject to the conditions set forth in Section 3.8.1 to make an additional Capital Contribution on terms identical to those on which the Company has accepted or proposed to accept the New Contribution, in such amount as shall result in the Percentage Interest of such Member following the New Contribution and the additional Capital Contribution's of all Members pursuant to this Section 3.8 being no less than the Percentage Interest of such Member immediately prior to the Company's acceptance of the New Contribution.

     3.9. VAULT AND ADJUSTMENT OF PERCENTAGE INTERESTS.

          3.9.1. The initial Members have explored the possibility of obtaining capital or other financing for the Company's business through one or more financing instruments known as Vehicle Asset Universal Leasing Trusts or other means of securitizing financed assets and gaining tax benefits (the "Vaults"). The Class A Member and LDI plan to pursue such financing, subject to the approval of the terms by the Board of Managers (which consent shall not be unreasonably withheld). If the Vaults are created, the interests, tax and other benefits associated therewith shall be allocated between the Class A Member and LDI (outside of the Company) on a fifty/fifty basis notwithstanding that such allocation is disproportionate to their respective Percentage Interests in the Company (subject to the condition that the allocation of the benefits of the Vaults will be adjusted, in the event the Class A Member issues shares of its Common Stock to LDI upon the Class A Member's exercise of its Call Rights pursuant to Section 6.3 (the "Call"), such that the stockholders of LDI (prior to the Call) shall receive (including indirectly as stockholders of the Class A Member) 50% of the benefits of the Vaults after the issuance to LDI of the Class A Member's stock. The interest in the Vaults themselves are not subject to the
Call).


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          3.9.2. In the event the Company obtains any non-dilutive, non-debt capital through the funding of the Vaults prior to the date on which the Company has received an aggregate $7,500,000 of Capital Contributions (other than by way of contributions in the form of property), other debt or equity financing and revenue generated by the Company, then upon the Company's receipt of such capital, the Percentage Interests of the Members shall be adjusted in increments as follows: for each $2,500,000, or portion thereof, in turn the percentages shall be 1.5% (for the first $2.5 million), 2.5% (for the second $2.5 million), 4.2% (for the third $2.5 million) added to LDI's Percentage Interest (each addition diluting the Interests of all Members including the Interest previously held by LDI). In no case shall the adjustments based on this Section 3.9.2 cause the Percentage Interest of LDI to exceed fifty percent (50%) as adjusted for any additional Capital Contributions, dilution, or disposition of Interests and, assuming that the amount made available to the Company through the Vaults is $7,500,000). Notwithstanding the foregoing, the Company may not accept funding through the Vaults, and no adjustment in the Percentage Interests of the Members will be made, after the date on which the Company has received an aggregate of $4,350,000 in Capital Contributions (other than by way of contributions in the form of property) and capital from the funding of the Vaults as contemplated in
Section 3.9.1 without the consent of a majority of the Board of Managers.


     3.10. LOANS. Any Member may (but shall have no obligation to), at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.


                                   SECTION IV
                         PROFIT, LOSS, AND DISTRIBUTIONS

     4.1. DISTRIBUTIONS.

          4.1.1. TAX DISTRIBUTIONS. The Members desire that the Company make Tax Distributions in order to provide the Members the cash necessary to pay, when due, federal and state income taxes on their shares of Profits of the Company.

               4.1.1.1. With respect to any period for which any Member has delivered to the Company written certification that such Member (or, if any Member is a limited liability company or other pass-thru entity, the members of such Member) will be liable for federal or state income tax on such Member's allocated share of Profit of the Company, the Company shall use its best efforts to make a Tax Distribution to its Members. The amount of the Tax Distributions shall be calculated to ensure that each Member (or, if any Member is a limited


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liability company or other pass-thru entity, the members of such Member) shall be able to make quarterly estimated tax payments on the portion of the estimated income of the Company allocable to such Member.

               4.1.1.2. For the purposes of computing the Tax Distributions, it shall be assumed that all income deemed to be received by the Members from the Company is taxable by the highest effective tax rate applicable to any Member with respect to such Members' share of Profits of the Company. On any occasion when a Tax Distribution is made to any Member, proportionate Tax Distributions shall be made to all Members.

               4.1.1.3. Tax Distributions shall be reduced by any amount paid or required to be paid by the Company on behalf of any Member (or, on behalf of a member of a Member) to any federal, state or local taxing authority.

          4.1.2. DISTRIBUTIONS FROM CASH ON HAND. With respect to, and at the end of, each fiscal year of the Company beginning with the fiscal year during which the Call Trigger Date occurs, the Company will, at the written request of any Member, distribute to the Members out of Cash on Hand such amount as the requesting Member may specify, subject to the limitations set forth in this
Section 4.1.2. With respect to the year in which the Call Trigger Date occurs and to the year next immediately following, the maximum amount distributable under this Section 4.1.2 shall be the amount equal to twenty percent (20%) of the Company's cash on hand at the end of such year (after making or reserving for such year's Tax Distribution); with respect to the second, third and fourth years following the year in which the Call Trigger Date occurs, the maximum amount distributable under this Section 4.1.2 shall be the amount equal to thirty-three (33%) of the Company's cash on hand at the end of such year (after making or reserving for such year's Tax Distribution). In no event may a distribution be made pursuant to this Section 4.1.2 if, and to the extent that,
(i) the amount of the Company's cash on hand following such distribution would be less than (x) the aggregate amount of the Company's reasonably anticipated expenses for the twelve months immediately following such distribution (in the case of distributions made with respect to the year in which the Call Trigger Date occurs and the four years immediately following such year) or (y) two times the aggregate amount of the Company's reasonably anticipated expenses for the twelve months immediately following such distribution (in the case of distributions made with respect to all other years), and (ii) the amount of the Company's cash on hand following such distribution would be less than the amount of the Company's cash on hand at the end of the immediately preceding fiscal year or that the Cash Flow for such period would be negative. In addition, so long as the Class A Member has a class of securities registered under the Securities Exchange Act of 1934 and publicly traded on any national securities exchange, Nasdaq National Market or any automated quotation service, no distribution may be made pursuant to this Section 4.1.2 if, and to the extent that the cumulative distributions to any Member would exceed the amount which would cause the purchase price payable to such Member upon exercise by the Class A Member of its purchase rights under Section 6.3, as calculated in accordance with Section 6.3.1, to be a negative number. All distributions pursuant to this Section 4.1.2 shall be made to the Members in accordance with the respective Percentage Interests.

          4.1.3. ADDITIONAL DISTRIBUTIONS . From time to time, in the discretion of the Board of Managers, the Company may, but shall not be obligated to, make additional distributions to the Members. All such additional distributions shall be made to the Members in accordance with the respective Percentage Interests.

     4.2. ALLOCATION OF PROFIT OR LOSS. After giving effect to the special allocations set forth in Section 4.3, for any fiscal year of the Company all Loss shall be specially allocated to the Class A Member until such time as (i) the Class A Member's Capital Account has been reduced to zero or (ii) Losses have been allocated to the Class A Member pursuant to this Section 4.2 in an aggregate amount equal to the aggregate amount of the Capital Contributions of the Class A Member, and thereafter any further Loss shall be allocated to and among the Members in accordance with their respective Percentage Interests, provided, however, that to the extent an allocation of Loss to a Member would produce a Negative Capital Account for that Member, such Loss shall be allocated instead to the other Member to the extent of that other Member's Positive Capital Account, and any remaining Loss shall be allocated among all Members in accordance with their respective Percentage Interests. After giving effect to the special allocations set forth in Section 4.3, for any fiscal year of the Company, Profit shall be allocated to and among the Members in accordance with their respective Percentage Interests.

     4.3. REGULATORY ALLOCATIONS.

          4.3.1. QUALIFIED INCOME OFFSET. No Member shall be allocated Losses or deductions if the allocation causes a Member to have an Adjusted Capital Account Deficit. If a Member receives (1) an allocation of Loss or deduction (or item thereof) or (2) any distribution which causes the Member to have an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for that taxable year shall be allocated to that Member before any other allocation is made of Company items for that taxable year, in the amount and in proportions required to eliminate the excess as quickly as possible. This Section 4.3.1 is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Code Section 704(b).

          4.3.2. MINIMUM GAIN CHARGEBACK. Except as set forth in Regulation Section

1.704-2(f)(2), (3), and (4), if, during any taxable year, there is a net decrease in Minimum Gain, each Member, prior to any other allocation pursuant to this Section IV, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Member's share of the net decrease of Minimum Gain, computed in accordance with Regulation Section 1.704-2(g). Allocations of gross income and gain pursuant to this Section 4.3.2 shall be made first from gain recognized from the disposition of Company assets subject to non-recourse liabilities (within the meaning of the Regulations promulgated under Code Section 752), to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company's other items of income and gain for the taxable year. It is the intent of the parties hereto that any allocation pursuant to this Section 4.3.2 shall constitute a "minimum gain chargeback" under Regulation Section 1.704-2(f).

          4.3.3. CONTRIBUTED PROPERTY AND BOOK-UPS. In accordance with Code
Section 704(c) and the Regulations thereunder, as well as Regulation Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the Regulations thereunder.

     4.4. LIQUIDATION AND DISSOLUTION.

          4.4.1. If the Company is liquidated, the assets of the Company remaining following satisfaction of, or appropriate reserve for, all of the Company's liabilities shall be distributed to the Members as follows:

               First: To the Class A Member, an amount equal to the aggregate amount of the Class A Member's Capital Contribution reduced by the aggregate amount of distributions (other than Tax Distributions) received by the Class A Member from the date of this Agreement to the date of liquidation;

               Second: To the Class B Member, an amount equal to the amount determined by multiplying the amount distributed to the Class A Member pursuant to item First above by a fraction, the numerator of which is the

               Percentage Interest of the Class B Member and the denominator of which is the Percentage Interest of the Class A Member;

               Finally: The entire remaining balance of such assets, to the Members in accordance with their Percentage Interests.

          4.4.2. No Member shall be obligated to restore a Negative Capital Account.

     4.5. GENERAL.

          4.5.1. Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the Board of Managers.

          4.5.2. If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. The fair market value of the assets shall be determined by the Board of Managers, acting in good faith. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.2 and shall be properly credited or charged to the Capital Accounts of the Members prior to the distribution of the assets in liquidation pursuant to Section 4.4.

          4.5.3. All Profit and Loss shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer during the taxable year, the Profit or Loss shall be allocated between the original Member and the successor on the basis of the number of days each was a Member during the taxable year; provided, however, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss, or proceeds attributable to any extraordinary non-recurring items of the Company.

     4.6. TAX MATTERS PARTNER. The Class A Member shall be the "tax matters partner" for purposes of Sections 6221-6233 of the Internal Revenue Code. The tax matters partner shall promptly provide all Members with copies of any notice which is received by it in its capacity as tax matters partner for the Company.

                                    SECTION V
                     MANAGEMENT: RIGHTS, POWERS, AND DUTIES

     5.1. MANAGEMENT.

          5.1.1. GENERAL. The Company shall be managed by a Board of Managers, who shall (except to the extent specifically provided otherwise in this Agreement) have, with respect to the Company, all of the duties, power and authority exercisable by a board of directors of a corporation organized under the General Corporation Law of the State of Delaware.

          5.1.2. BOARD MEMBERSHIP. The Board of Managers shall initially consist of five (5) Persons, three (3) of whom shall be designated Class A Managers and shall be selected by the Class A Member and two (2) of whom shall be designated Class B Managers and shall be selected by the Class B Member; provided, however, that if the Class A Majority Voting Right lapses then each Member shall be entitled to designate such number of members of the Board of Managers as most practically parallels such Member's Percentage Interest. In exercising its rights to designate members of the Board of Managers, each Member shall be entitled to designate such Persons as such Member, in its sole discretion, deems qualified; provided, however, that so long as the Class A Majority Voting Right remains in effect following a Change of Control of the Class A Member, no Person may be designated as a Class A Manager without the prior consent of the Class B Member, which consent shall not be unreasonably withheld. The number of Persons constituting the Board of Managers may, with the consent of the Class A Member and the Class B Member, be increased from time to time in connection with the admission of additional Members to the Company.

          5.1.3. TERMS OF OFFICE. The Board of Managers shall be divided into classes, each of whom shall serve for a term of five (5) years expiring in succession; provided, however, that the terms of the initial Class A Managers shall expire in 1999, 2000, and 2001 respectively, and the terms of the initial Class B Members shall expire in 2002 and 2003 respectively. In the event of a vacancy in any seat on the Board of Managers caused by the resignation, removal, death, or disability of a member of the Board of Managers, the Member which originally designated the member of the Board of managers whose resignation, removal, death, or disability caused such vacancy shall be entitled to designate a successor member of the Board of Managers to complete the unexpired term. A Member who has designated a member of the Board of Managers shall be entitled, at any time in the sole discretion of such Member, to remove such member of the Board of Managers; no member of the Board of Managers may be removed except at the direction of the Member which designated such Person to serve as a member of the Board of Managers.

          5.1.4. MEETINGS OF THE BOARD OF MANAGERS.

               5.1.4.1 Regular meetings of the Board of Managers may be held without notice at such time and place as shall be determined from time to time by the Board of Managers; provided that any member of the Board of Managers who is absent when such a determination is made shall be duly given notice of the determination. Special meetings of the Board of Managers may be held at any time and place designated in a call by the Chairman of the Board or by any two or more members of the Board of Managers. Notice of any special meeting shall be given to each member of the Board of Managers at least 48 hours in advance of the meeting; provided however, that unless at least one member other than those designated by the Class A Member (or his or her proxy if a proxy has been designated in accordance with Section 5.1.4.2) actually received notice of such special meeting by personal receipt or other method in which receipt is confirmed, notice of such special meeting shall be given at least five (5) days in advance. A notice or waiver of notice of a meeting of the Board of Managers need not specify the purposes of the meeting.

               5.1.4.2. Members of the Board of Managers or any members of any committee designated by the Board of Managers may participate in meetings of the Board of Managers or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meetings. Any member of the Board of Managers or of any committee thereof who is unable to attend a meeting of the Board of Managers or of any committee, as the case may be, may, by a written instrument signed by such member and filed with the records of the Board of Managers, designate another member of the Board of Managers as his or her proxy to vote at such meeting or to receive notice of any special meeting.

               5.1.4.3 A majority of the total number of the whole Board of Managers shall constitute a quorum at all meetings of the Board of Managers. In the event one or more of the members of the Board of Managers shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such member so disqualified: provided, however, that in no case shall less than one-third (1/3) of the total number of the whole Board of Managers constitute a quorum. In the absence of a quorum at any such meeting, a majority of the Board of Managers present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

               5.1.4.4 Each member of the Board of Managers shall be entitled to one vote on all matters; provided, however, that in the event as a result of one or more vacancies in the seats on the Board of Managers to be designated by the Class A Member or an increase in the number of Persons serving on the Board of Managers, the members of the Board of Managers designated by the Class A Member constitute less than a majority of the entire Board of Managers, each member designated by the Class A Members shall be entitled to such additional votes or fractional votes as shall permit the members designated by the Class A Member to cast the majority of votes eligible to be cast at any meeting of the Board of Managers so long as the Class A Majority Voting Right is in effect. At any meeting of the Board of Managers at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action. Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee of the Board of Managers may be taken without a meeting, if all members then in office of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

               5.1.4.5 Notwithstanding any other provision of this Agreement, the Company shall not take any of the following actions without the prior consent of a majority of the members of the Board of Managers, which majority includes at least member who is not designated by the Class A Member:

          (i) admission of a new Member and determination of the terms on which such new Member will be admitted to the Company;

          (ii) acceptance of any additional Capital Contribution from any Member, except pursuant to the exercise of rights under Sections 3.7 and 3.8;

          (iii) the acceptance of a loan from any Member; or

          (iv) the sale of all or substantially all of the assets of the Company.

               5.1.4.6 In exercising authority to manage the Company, the members of the Board of Managers shall have the same fiduciary duties to the Company and its Members as the directors of a corporation organized under the General Corporation Law of the State of Delaware have to such corporation and its stockholders. No member of the Board of Managers shall be disqualified from voting on any matter relating to the relationship between the Company and any Member (either with respect to such Member's rights and obligations under this Agreement, the business relationship between the Company and such Member (including without limitation, with respect to LDI, under the Services Agreement or, with respect to the Class A Member, in connection with the performance of professional services as contemplated in Section 5.3 or in connection with the Company's rights and obligations under the Concentra Software License Agreement and its Amendment #1, both dated March 15, 1997, assigned to the Company by
LDI), or otherwise) or in which any Member has an interest by reason of the fact that such member of the Board of Managers was designated as a member of the Board of Managers by the Member whose relationship with the Company is the subject of, or may be affected, by such vote or in which such Member otherwise has an interest.

               5.1.4.7. The Board of Managers may, by resolution passed by a majority of the whole Board, which majority includes at least one member who is not designated by the Class A Member, designate one or more committees, each committee to consist of one or more of members of the Board of Managers. The Board may designate one or more members of the Board of Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Managers to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Managers and subject to the provisions of this Agreement, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company. Each such committee shall keep minutes and make such reports as the Board of Managers may from time to time request. Except as the Board of Managers may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Managers or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in this Agreement for the Board of Managers.

     5.2. MEETINGS OF AND VOTING BY MEMBERS.

          5.2.1. A meeting of the Members may be called at any time by any Member. Meetings of Members shall be held at the Company's principal place of business or at any other place in Massachusetts designated by the Member calling the meeting. Not less than ten (10) nor more than ninety (90) days before each meeting, the Member calling the meeting shall give written notice of the meeting to each Member. The notice shall state the time, place, and purpose of the meeting. A Member may vote either in person or by written proxy signed by the Member or by the Member's duly authorized attorney in fact. At any meeting of Members, so long as the Class A Majority Voting Right is in effect, each Member shall be entitled to cast a number of votes equal to the number of members of the Board of Managers which such Member is entitled to designate pursuant to
Section 5.1.2. If the Class A Majority Voting Right is not in effect, then the Members shall be entitled to votes proportionate to their respective Percentage Interests.

          5.2.2. With the consent of all of the Members, meetings of the Members may be held anywhere outside of The Commonwealth of Massachusetts. A Member may participate in a meeting of the Members by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

          5.2.3. Except as otherwise provided in this Agreement, any matter coming before the Members shall be acted upon by majority of all votes entitled to be cast, with each Member entitled to cast the number of votes determined in accordance with Section 5.2.1. At any meeting of the Members, Members holding a majority in Percentage Interests shall constitute a quorum.

          5.2.4. In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the unanimous consent of Members.


     5.3. PERSONAL SERVICES. Except as otherwise provided in this Agreement or in the Services Agreement, no Member shall be required to perform services for the Company solely by virtue of being a Member. To the extent the rendering of such services will not unreasonably interfere with the other business activities of the Class A Member, the Class A Member will, at the request of the Company, from time to time render professional services to and on behalf of the Company at the Class A Member's then prevailing rate. Members shall be entitled to compensation at reasonable rates for services performed for the Company either pursuant to the Services Agreement or at the request of the Board of Managers. Until the date on which the aggregate of (i) Capital Contributions (other than by way of contributions in the form of property), (ii) other debt or equity financing received by the Company and (iii) revenues generated by the Company's operations exceeds $5,000,000, all payments due from the Company to the Class A Member for services rendered shall be deferred. From time to time, at the request of the Class A Member, the Company will execute and deliver to the Class A member promissory notes, in form reasonably acceptable to the Class A Member, in principal amount equal to the amount of deferred service fees owed by the Company to the Class A Member, which note shall bear interest at the applicable federal rate (as such rate is determined under the Code).

     5.4. DUTIES OF PARTIES.

          5.4.1. Except as otherwise expressly provided in Section 5.4.2., nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever, and no Member shall be accountable to the Company or to any other Member with respect to that business or activity so long as the business or activity does not compete with the Company's business. The organization of the Company shall be without prejudice to the Members' respective rights (or the rights of their respective Affiliates) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member or the Member's Affiliates.

          5.4.2. The Members contemplate that the Company will enter into a Services Agreement with LDI During the term of such Services Agreement (including any extension or replacement thereof), and for three (3) years after the termination thereof, the LDI shall not engage in, and shall take all necessary steps to prohibit its Affiliates from engaging in, any business directly or indirectly competitive with the Company in the Defined Market or in any other business activity of the Company. Furthermore, during the term of the Services Agreement, LDI shall not engage in any business activity other than on behalf of the Company unless, prior to commencing such other business activity, LDI first delivers to the Board of Managers a business plan describing such proposed business activity in reasonable detail and, after the Company thus having been afforded a reasonable opportunity to pursue such business opportunity for the benefit of the Company rather than of LDI, the Board of Managers determines in the reasonable exercise of its judgment (i) that the Company should not pursue such business activity and (ii) that the pursuit of such activity by LDI will not be likely to interfere with LDI's performance of its obligations under the Services Agreement. If the use of any of the Intellectual Property of the Company (including, without limitation, the Intellectual Property assigned to the Company by LDI as part of LDI's Capital Contribution) is necessary or convenient for the conduct by LDI of any business activity permitted to be pursued by LDI under this Section 5.4.2, so long as LDI has given the Company notice and an opportunity to pursue for the Company's benefit the proposed business in the manner set forth in the immediately preceding sentence, the Company shall grant LDI a license to use such Intellectual Property on commercially reasonable terms.


     5.5. LIABILITY AND INDEMNIFICATION.

          5.5.1. A Member shall not be liable, responsible, or accountable, in damages or otherwise, to any other Member or to the Company for any act performed by the Member with respect to Company matters, except for fraud, gross negligence, or an intentional breach of this Agreement.

          5.5.2. The Company shall indemnify each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was, or has agreed to become, a member of the Board of Managers of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, limited liability company, joint venture, trust or other enterprise (all such Persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Section 5.5, except as set forth in Section 5.5.7 below, the Company shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by a majority of the Board of Managers, which majority includes at least one member who is not designated by the Class A Member.

          5.5.3 The Company shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a member of the Board of Managers of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all costs, charges and expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such Person is fairly and unreasonably entitled to indemnity for such costs, charges and expenses (including attorneys' fees) which such court shall deem proper.

          5.5.4. Notwithstanding the other provisions of this Section 5.5, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 5.5.2 and 5.5.3, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

          5.5.5. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such Indemnitee. After notice from the Company to the Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 5.5.5. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such action or
(iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Section 5.5. The Company shall not be entitled to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

          5.5.6. Subject to the provisions of Section 5.5.7 below, in the event that the Company does not assume the defense pursuant to Section 5.5.5 of any action, suit, proceeding or investigation of which the Company receives notice under this Section 5.5, any costs, charges and expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such matter, PROVIDED, HOWEVER, that the payment of such costs, charges and expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 5.5.

          5.5.7 Any indemnification or advancement of expenses pursuant to this
Section 5.5 shall be made promptly, unless the Company determines that such Indemnitee did not meet the applicable standard of conduct set forth in Section 5.5.2 or 5.5.3, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the Board of Managers consisting of Persons who are not at that time parties to the action, suit or proceeding in question ("disinterested managers"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested managers, (c) a vote of Members holding a majority in Percentage Interest, which shall consist of Members who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Company) appointed for such purpose by vote of the Board of Managers in the manner specified in clause (a) or (b) above, or (e) a court of competent jurisdiction. The right to indemnification or advances as granted by this Section 5.5 shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part. Such Indemnitee's costs, charges and expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Section 5.5 shall be on the Company.


                                   SECTION VI
                TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS

     6.1. TRANSFERS. Except as set forth in Section 6.2. or 6.3, no Member may Transfer all, or any portion of, or any interest or rights in its Interest without the written consent of a majority in Interest of the non-Transferring Members. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship of the Members. The Transfer of any Interests in violation of the prohibition contained in this
Section 6.1 shall be deemed invalid, null and void, and of no force or effect. Any Person to whom Interests are attempted to be transferred in violation of this Section 6.1 shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company, or have any other rights in or with respect to the Membership Rights.

     6.2. RIGHT OF FIRST REFUSAL AND CO-SALE RIGHTS.

          6.2.1. In the event any Member (a "Transferring Member") proposes to sell, transfer, assign or otherwise dispose of (a "Transfer") all or any portion of such Member's Interest (the "Offered Interest") (except as otherwise provided below), such Transferring Member shall give to each other member written notice specifying the Offered Interest, identifying the proposed transferee (if any) and setting forth the terms and conditions (including price) on which the proposed transfer is to be made (the "Notice of Proposed Transfer"). Each Member may elect to purchase its Pro Rata Portion of the Offered Interest at the price and on the terms and conditions specified in the Notice of Proposed Transfer by delivering written notice of such election to the Transferring Member as soon as practicable but in any event within 30 days after delivery of the Notice of Proposed transfer. For purposes of this Agreement, a Member's Pro Rata Portion of any Offered Interest shall be determined by multiplying the Offered Interest by a fraction, the numerator of which shall be the Percentage Interest then held by such Member and the denominator of which shall be the aggregate Percent Interest of all Members other than the Transferring Members. In the event any Members do not fully exercise their rights under this Section
6.2.1 to purchase their entire Pro Rata Portion of the Offered Interest, the Transferring Member shall promptly give the Class A Member (so long as the Class A Member timely exercised in full its rights under this Section 6.2.1 to purchase its Pro Rate Portion of the Offered Interest) written notice (the "Further Offer Notice") thereof, and the Class A Member may elect to purchase such Offered Interest at the price and on the terms and conditions specified in the Notice of Proposed Transfer by delivering written notice of such election to the Transferring Member as soon as practicable but in any event within 10 days after delivery of the Further Offer Notice. The purchases and sales of the Offered Interest to the several Members hereunder shall be separate transactions; the closing of each such transaction shall take place as soon as practicable but in any event within 15 days after a Member's election to purchase its Pro Rata Portion of the Offered Interest.

          6.2.2. In the event that the Members have not elected to purchase all of the Offered Interest , the Transferring Member may, within 120 days after the expiration of the offer period, Transfer the remaining portion of the Offered Interest to one or more transferees at a price no less than the price specified in the Notice of Proposed transfer and on other terms and conditions no more favorable to the transferee(s) than specified in the Notice of Proposed Transfer, subject to the provisions of Section 6.2.3 below.

          6.2.3. Prior to effecting any Transfer , the Transferring Member shall deliver a written notice (the "Sale Notice") to the Class A Member, specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the Transfer. The Class A Member may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Member within 30 days after receipt by such Class A Member of the Sale Notice. If the Class A Member elects to participate in such Transfer, such Class A Member will be entitled to sell in the contemplated Transfer, at a price and otherwise on the same terms and conditions as the Transferring Member, a portion of the Class A Member's Interest determined by multiplying (i) the Percentage Interest to be sold in the contemplated Transfer by (ii) the quotient determined by dividing (A) the Percentage Interest held by the Class A Member, by (B) the Percentage Interest held by the Transferring Member immediately prior to the proposed Transfer. Each

Transferring Member shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Class A Member in any contemplated Transfer, to the extent the Class A Member elects to participate in the manner set forth above, and no Transferring Member shall Transfer any of his Interest to the prospective transferee(s) if the prospective transferee(s) declines to allow such participation of such Class A Member (except to the extent provided below).

          6.2.4. The restrictions on Transfer and the rights of first refusal and co-sale set forth in this Section 6.2 shall not apply to any Transfer (i) in the case of an individual, to or among such Member's Family Group or by will or the laws of descent and distribution to such Member's Family Group, (ii) in the case of an entity, to or among any other entity or entities 50% or more of whose outstanding equity securities are beneficially owned by such entity or which beneficially owns 50% or more of the outstanding equity securities of such entity, (iii) in case of a flow-thru entity, proportionately to all stockholders or members of such entity, or (iv) by way of or pursuant to the pledge of a Member's Interest as collateral security for a loan made to such Member or to an Affiliate or a member of the Family Group of such Member by a bank or other financial institution (the persons to whom Transfers are permitted pursuant to clauses (i), (ii), (iii) and (iv) being collectively referred to herein as "Permitted Transferees"); provided, that the restrictions contained in this
Section 6.2 shall continue to be applicable to the transferred Interest after any such Transfer; and provided further that the transferee(s) of such Interest shall have agreed in writing to be bound by the provisions of this Agreement (including the provisions of this Section 6.2) with respect to the Interest so transferred. The Transfer of any equity interest in any Member that is a partnership, corporation, limited liability company or other entity (other than a Member which has a class of securities registered under the Securities Exchange Act of 1934 and publicly traded on any national securities exchange, the Nasdaq National Market or any automated quotation service) shall be deemed a Transfer of a portion of such Member's Interest and shall be subject to the restrictions on Transfer and the rights of first refusal and co-sale set forth in this Section 6.2; PROVIDED, HOWEVER, any holder of an equity interest in a Member may Transfer all or any portion of such equity interest without the consent of the Class A Member (i) in the case of an individual, to or among such individual's Family Group or by will or the laws of descent and distribution to such individual's Family Group, (ii) in the case of an entity, to or among its Affiliates, or (iii) by way of or pursuant to the pledge of an equity interest in such Member as collateral security for a loan made to the holder of such equity interest or to an Affiliate or a member of the Family Group of the holder of such equity interest by a bank or other financial institution.

     6.3. CALL RIGHT ON MEMBERSHIP INTERESTS.

               6.3.1. At any time after the Call Trigger Date, the Class A Member may, in its sole discretion, by written notice to any Member as hereinafter provided, elect to purchase all, but not less than all, of the Interest of such Member at the purchase price payable, in cash or so long as the Class A Member has a class of securities registered under the Securities Exchange Act of 1934 and publicly traded on any national securities exchange, Nasdaq National Market or any automated quotation service, in shares of the Common Stock of the Class A Member (valued at the closing price of such Common Stock as reported on its principal trading market on the date of the Call Exercise Notice) or in any combination thereof as the Class A Member determines in its sole discretion, to such Member determined in accordance with the following formula:

     1. MULTIPLY (i) the closing price of the Class A Member's common stock as reported on its principal trading market on the date of the Call Exercise Notice ("SP") by (ii) the number of shares of the Class A Member's common stock outstanding on such date ("SN"), and

     2. MULTIPLY the product thereof by the amount determined by MULTIPLYING (i) the amount of the Company's revenue (as determined in accordance with generally accepted accounting principles, consistently applied) for the twelve-month period ending on the last day of the month immediately preceding the date of the Call Exercise Notice ("CR") by (ii) the Percentage Interest of such Member ("%I"), and

     3. DIVIDE the product thereof by the consolidated revenue (as determined in accordance with generally accepted accounting principles, consistently applied) of the Class A Member for the four quarters ending on the last day of the quarter immediately preceding the date of the Call Exercise Notice (or if the Class A Member, in its sole discretion so elects, a reasonable adjustment to the last day of the month immediately preceding the date of the Call Exercise Notice) ("Rev"), then

     4. ADD thereto the product determined by MULTIPLYING (i) the amount of the Company's cash or cash equivalents as of the last day of the month immediately preceding the date of the Call Exercise Notice ("COH"), less the aggregate amount of the Company's short and long term debt as of the last day of the month immediately preceding the date of the Call Exercise Notice ("Dbt"), less the aggregate amount of the Company's reasonably anticipated expenses for the twelve months immediately following the date of the Call Exercise Notice ("OpEx"), by
(ii) the Percentage Interest of such Member ("%I"), and

     5. SUBTRACT therefrom the product determined by MULTIPLYING (i) the percentage of the total outstanding Common Stock of the Class A Member that would be represented by the shares of the Class A Member's Common Stock issuable to such Member if the purchase price under this Section 6.3.1 were paid in shares of the Class A Member's Common Stock ("S%") by (ii) the aggregate amount of distributions received by the Class A Member from the Company from the date of this Agreement to the date of the Call Exercise Notice ("Dis").

For exemplary purposes only, the foregoing formula can be stated as follows:.

  [(SP x SN x CR x %I) / Rev]  +  [(COH - Dbt - OpEx) x %I]  -  [S%  x Dis]

Notwithstanding the foregoing, in no event shall the aggregate purchase price payable by the Class A Member exceed the amount which would make the twelve month period ending on the last day of the month immediately preceding the date of the Call Exercise Notice less than ten percent (10%) accretive to the Class A Member's earning per share (assuming, for purposes of such determination, the purchase price is paid entirely in shares of the Common Stock of the Class A Member) after normal forward-looking transaction adjustments and adjustments for expenses or amortization or depreciation to be in accordance with generally accepted accounting principles.

          6.3.2. In the event the Class A Member elects to pay a portion of the purchase price for the Interests being purchased from a Member pursuant to this
Section 6.3 in cash rather than in shares of the Common Stock of the Class A Member and if the sale by the Member of its Interest would have otherwise been tax-deferred if that portion of cash had been paid in shares of such Common Stock, then the portion which is paid in cash shall be increased by ten percent (10%).

     6.4. NO OBLIGATION TO SELL. Except as provided in Sections 6.2 and 6.3 hereof, no Member shall have any obligation to sell or transfer (or to consider or negotiate any offer to sell or transfer) all or any part of such Member's Interest to the Company, any other Member or any third party.

                                   SECTION VII
                          DISSOLUTION, LIQUIDATION, AND
                           TERMINATION OF THE COMPANY

     7.1. EVENTS OF DISSOLUTION. The Company shall be dissolved upon the happening of any of the following events:

          7.1.1. upon the written agreement of Members entitled to cast a majority of the votes at any meeting of the Members; provided however, that if the Agreement to dissolve is made prior to the Call Trigger Date, such majority shall include at least one Member who is not a Class A Member; or

          7.1.2 upon the sale of substantially all of the assets of the Company, unless all the Members consent to continue the business of the Company within ninety (90) days following the occurrence of such event.

     7.2. PROCEDURE FOR WINDING UP AND DISSOLUTION. If the Company is dissolved, the Board of Managers shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company, including Members who are creditors, in satisfaction of the liabilities of the Company, and then to the Members in accordance with Section 4.4.


                                  SECTION VIII
                  BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

     8.1. BANK ACCOUNTS. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The Board of Managers shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

     8.2. BOOKS AND RECORDS. The Company shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The books and records shall be maintained in accordance with sound accounting principles and practices and shall be available at the Company's principal office for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

     8.3. ANNUAL ACCOUNTING PERIOD. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by the Board of Managers, subject to the requirements and limitations of the Code.

     8.4. REPORTS. Within ninety (90) days after the end of each taxable year of the Company, the Board of Managers shall cause to be sent to each Person who was a Member at any time during the taxable year then ended a financial statement of the Company for the taxable year then ended. At the request of any Member, and at the Company's expense, the Board of Managers shall cause an audit of the Company's books and records to be prepared by independent accountants for the period requested by the Member.

                                   SECTION IX
                               GENERAL PROVISIONS

     9.1. ASSURANCES. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Members deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

     9.2. NOTIFICATIONS. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested or sent by facsimile, e-mail or other electronic transmission (provided an acknowledgment of receipt is generated by such transmission). A notice must be addressed to a Member at the Member's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given when delivered in hand to the addressee or to a responsible Person at the delivery address. A notice delivered by facsimile, e-mail or other electronic transmission will be deemed given when transmitted. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

     9.3. SPECIFIC PERFORMANCE. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

     9.4. COMPLETE AGREEMENT. This Agreement constitutes the complete and exclusive statement of the agreement among the Members. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty.

     9.5. AMENDMENT. This Agreement may be amended with the written consent of Members entitled to cast a majority of the votes in any meeting of the Members, which majority shall include at least one Member who is not a Class A Member.

     9.6. APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of The Commonwealth of Massachusetts.

     9.7. SECTION TITLES. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

     9.8. BINDING PROVISIONS. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, Personal and legal representatives, successors, and permitted assigns.

     9.9. JURISDICTION AND VENUE. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the District of Massachusetts or any Massachusetts State Court having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of Personal jurisdiction by any such court with respect to any such proceeding.

     9.10. TERMS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

     9.11. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     9.12. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, under seal, as of the date set forth above.

 ATTEST:                                 MEMBERS:




                                         CLASS A MEMBER: Concentra Corporation

/s/ Alex Braverman                       /s/ Lawrence W. Rosenfeld
------------------------------           ------------------------------------






                                         CLASS B MEMBER: Loandata.inc.



/s/ Alex Braverman                       /s/ J. Tobias Reiley
------------------------------           ------------------------------------

                                                                      EXHIBIT A

                                     MEMBERS

                                                     Aggregate LLC
                              Class Percentage       Percentage Interest   Capital Contribution

Class A Member: Concentra Corporation

                                      100%                  54.3%          $850,000 paid at closing


Taxpayer ID# :  04-2827026
                ----------



Class B Member:  Loandata.inc.

                                      100%                  45.7%          Contributions of Property
                                                                           totaling $715,378 and as
                                                                           set forth in Exhibit A-2
                                                                           and A-3.



Taxpayer ID# : 04-3287848
               ----------


                           CERTIFICATE OF ORGANIZATION
                                       OF
                                  LOANDATA LLC.

     The undersigned, desiring to form a limited liability company pursuant to the provisions of the Massachusetts Limited Liability Company Act (Chapter 156C of the General Laws of the Commonwealth of Massachusetts), hereby certifies as follows:

a. The federal employer identification number of the limited liability company has not been issued.

b.   The name of the limited liability company is Loandata LLC.

c. The street address in the Commonwealth of Massachusetts at which the records of the limited liability company will be maintained is 21 North Ave. Burlington, MA 01803.

d. The general character of the business of the limited liability company is the development and marketing of consumer and business financing and insurance systems and related financial instruments. In addition, the limited liability company may engage in any lawful business permitted by the Massachusetts Limited Liability Company Act.

e.   The term of the limited liability company is perpetual.

f. The name and business address of the limited liability company's agent for service of process required to be maintained by Section 5 of the Massachusetts Limited Liability Company Act are: Concentra Corporation, 21 North Ave., Burlington, MA 01803

g. The names and business addresses of the initial mangers of the limited liability company are:

     Stephen J. Cucchiaro  c/o Windward Capital, 50 Rowes Wharf, Suite 400,
                               Boston, MA 02101
     James B. Nayduch      c/o Loandata LLC, 47 Lafayette St., Salem, MA 01970
     J. Tobias Reiley      c/o Loandata LLC, 47 Lafayette St., Salem, MA 01970
     Lawrence W. Rosenfeld c/o Concentra Corporation, 21 North Ave.,
                               Burlington, MA 01803

     IN WITNESS WHEREOF, the undersigned authorized person, being an initial manager of Loandata, LLC has, as of this 22nd day of October, 1997, executed this Certificate of Organization, affirming thereby, under the penalties of perjury, that the facts stated herein are true.

/s/ Lawrence W. Rosenfeld
---------------------------------------

Name: Lawrence W. Rosenfeld
     ---------------------------------